1 A c q u i s i t i o n o f S o u t h C r e s t F i n a n c i a l G r o u p , I n c . A p r i l 2 2 , 2 0 2 1

2 Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995 Certain statements contained in this communication that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities law, notwithstanding that such statements are not specifically identified. Examples of forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger between Colony Bankcorp, Inc. (“CBAN”, “Colony”, “Colony Bankcorp” or the “Company”) and SouthCrest Financial Group, Inc. (“SCSG”, “SouthCrest” or “SouthCrest Financial”), which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “aims,” “can,” “concludes,” “estimates,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These statements may include statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of SCSG’s business into the Company, (5) the failure to obtain the necessary approval by the shareholders of SCSG or the Company, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of SCSG’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents subsequently filed by the Company with the SEC. Consequently, No forward-looking statement can be guaranteed. Neither the Company nor SCSG undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and SCSG claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. CAUTIONARY STATEMENTS

3 Additional Information about the Merger and Where to Find It This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of SCSG and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SCSG AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of SCSG seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Tracie Youngblood and on the Company’s website, colony.bank, under Investor Relations. The Company’s telephone number is (229) 426-6000. Participants in the Transaction The Company, SCSG and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCSG and the Company in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 16, 2021. Once filed, the definitive proxy statement can be obtained free of charge from the sources described above. CAUTIONARY STATEMENTS (CONTINUED)

CREATING THE PREMIER GEORGIA FRANCHISE

Strategic Rationale

- Creates Georgia's largest community bank [(1)]
- Natural expansion into logical, contiguous markets in western Georgia and entry into adjacent markets in northern Georgia
  - Solidifies a state-wide footprint
  - Provides entry into the attractive Atlanta and northern Georgia markets
  - Creates a balanced footprint of rural and urban markets
- Diversifies CBAN's deposit base and credit portfolio while also extending the Company into new markets
- Additions to Colony management from SouthCrest:
  - Brian Schmitt (President & CEO) to be retained as Executive Vice Chairman
  - D. Andrew Borrmann (EVP & CFO), Michael R. Washburn (EVP & CCO) and Rebecca P. Bell (CAO) to be retained in other key senior roles

Enhancing Shareholder Value

- Estimated +24% earnings accretion in 2022 (first full year)
- Projected tangible book value dilution recovery period of less than four years
- Accretive to ROAA and ROATCE with pro forma estimates of approximately 1.1% and 15.2% in 2022, respectively
- Enhanced scale, growth, profitability and performance
- Significant revenue synergy opportunities identified, but none modeled

Franchise Well-Positioned for Growth

- Creates a more favorable demographic profile and extends the Company's natural footprint by means of high growth markets
- Provides immediate ability to increase scale and build on existing operations in contiguous western Georgia markets south of Atlanta while also providing further access to the attractive Atlanta and northern Georgia markets
- A larger balance sheet, combined with increased market share in new and attractive markets, can lead to further benefits of scale as well as heightened opportunities for continued growth
- Positions Colony as the acquirer of choice for community banks looking to partner in Georgia as well as the surrounding region

(1) Community bank defined as having less than $10.0 billion in total assets and providing a full suite of consumer and commercial products, as of December 31, 2020
Source: S&P Global Market Intelligence

4

COLONY BANKCORP, INC.

SOUTHCREST FINANCIAL GROUP, INC.

Pro Forma Franchise Footprint



Chickamauga
Canton
Cumming
Cedartown
Rockmart
Atlanta
Conyers
Athens
Fayetteville
Luthersville
LaGrange
Macon
Augusta
Manchester
Thomaston
Centerville
Columbus
Warner Robins
Soperton
Statesboro
Eastman
Rochelle
Savannah
Cordele
Ashburn
Fitzgerald
Leesburg
Albany
Broxton
Tifton
Sylvester
Douglas
Moultrie
Valdosta
Quitman
Colony Banking Branches
Colony LPOs
SouthCrest Financial Group, Inc.

Overview

- Holding company for SouthCrest Bank, National Association
  - Founded as the First National Bank of Polk County in 1920
  - SouthCrest Financial Group, Inc. formed as a result of a merger between Upson Bankshares, Inc. and First Polk Bankshares, Inc. in 2004
- Headquartered in Atlanta, GA, SouthCrest operates 9 branches throughout the state
  - Branch network primarily located in Northwest Georgia, centered around Atlanta
- 9th largest publicly-traded community bank in Georgia [1]
- Led by Harold Wyatt III (Chairman) and Brian Schmitt (President & CEO)

December 31 Financial Position

	2017	2018	2019	2020
Total Assets	$545,354	$550,485	$555,961	$715,090
Asset Growth	*-3.19%*	*0.94%*	*0.99%*	*28.6%*
Total Net Loans	$288,187	$315,872	$331,595	$322,979
Loan Growth	*-0.93%*	*9.61%*	*4.98%*	*-2.60%*
Total Deposits	$444,671	$463,627	$465,288	$595,663
Deposit Growth	*-10.6%*	*4.26%*	*0.36%*	*28.0%*
Loans / Deposits	65.4%	68.8%	71.9%	54.8%
Equity / Assets	9.83%	10.1%	9.68%	9.07%
Net Income	-$736	$3,979	$4,962	$6,194
ROAA	-0.14%	0.73%	0.92%	1.01%
ROAE	-1.17%	7.49%	8.60%	10.3%
Net Interest Margin	3.61%	3.70%	3.79%	3.28%
Efficiency Ratio	84.9%	75.4%	72.3%	66.7%
NPAs / Assets	1.58%	0.98%	0.86%	0.49%
NCOs / Avg. Loans [2]	0.04%	-0.02%	0.01%	-0.02%
LLR / Loans	0.97%	0.95%	0.91%	1.13%

Note: Dollar values in thousands unless otherwise noted; Financial data as of December 31, 2020
(1) Community bank defined as having less than $10.0 billion in total assets as of December 31, 2020
(2) Nonperforming Assets defined as the sum of nonaccrual loans, restructured loans, and other real estate owned
Source: S&P Global Market Intelligence; SCSG documents

COLONY BANKCORP, INC.

5

6 Note: Financial data as of December 31, 2020; Dollars values in thousands (1) Nonperforming Assets defined as the sum of nonaccrual loans, restructured loans, and other real estate owned Source: S&P Global Market Intelligence; SCSG documents; Internal estimates Headquarters Fitzgerald, GA Atlanta, GA Year Established 1975 1920 Number of Offices 29 9 Assets $1,763,974 $715,090 Gross Loans $1,111,889 $326,684 Deposits $1,445,027 $595,663 NIM (Q4 2020) 3.61% 3.17% Efficiency Ratio (Q4 2020) 69.5% 77.4% ROAA (Q4 2020) 1.09% 0.67% NPAs / Assets 1.29% 0.49% NPAs (excl. TDRs) / Assets 0.58% 0.49% Reserves / Gross Loans 1.09% 1.13% Franchise Balance Sheet Profitability Credit  Provides entry into attractive Georgia markets  Increased access to Atlanta  Creates a pro forma bank with a state-wide footprint  Diversifies deposit base and credit portfolio  Complementary loan and deposit portfolios  Immediate accretion to earnings  Continued strong returns  Clean credit portfolio limits risk  Credit mark of 1.5% based on comprehensive internal and third-party loan review (1) ATTRACTIVE GEORGIA-BASED BANKS Key Takeaways

7 Note: Includes top ten pro forma MSAs that CBAN and SCSG have branches located in (total of 17 pro forma MSAs with no overlapping MSAs); Branch-level financial detail based on FDIC data as of June 30, 2020; All data shown pro forma for pending and recently completed acquisitions; Demographic data is estimated as of January 1, 2021 and based on 2010 U.S. Census data and annual surveys performed by Nielsen Source: S&P Global Market Intelligence CBAN MSA SCSG MSA 6.63% 5.73% 5.21% 5.07% 3.97% 3.67% 3.52% 2.91% 2.48% 2.25% 2.13% 0.00% 2.00% 4.00% 6.00% 8.00% Statesboro Atlanta Warner Robins Savannah Chattanooga Valdosta Cedartown USA Columbus Douglas Tifton 13.6% 13.6% 10.8% 10.3% 9.98% 9.95% 9.61% 9.16% 9.15% 9.01% 8.88% 0.0% 4.0% 8.0% 12.0% 16.0% Statesboro Atlanta Chattanooga Columbus Tifton Moultrie Douglas Warner Robins Savannah USA Dublin ATTRACTIVE MARKETS 2021 - 2026 Projected Population Growth 2021 - 2026 Projected Household Income Growth

PRO FORMA DEPOSIT MARKET SHARE

State of Georgia Deposit Market Share

Community Banks (1)

Rk.	Institution (State)	Branch Count	Market Deposits ($000)	Market Share (%)
1	*Pro Forma Company*	*33*	*1,934,373*	*4.91%*
1	United Bank Corp. (GA)	18	1,578,491	4.01%
2	**Colony Bankcorp Inc. (GA)**	**24**	**1,383,175**	**3.51%**
3	Queensborough Co. (GA)	24	1,341,518	3.41%
4	Pinnacle Financial Corp. (GA)	22	1,218,864	3.10%
5	Piedmont Bancorp Inc. (GA)	12	1,206,782	3.07%
6	MetroCity Bankshares Inc. (GA)	8	1,014,101	2.58%
7	Morris State Bancshares Inc. (GA)	10	989,651	2.51%
8	Thomasville Bancshares Inc. (GA)	3	907,782	2.31%
9	WB&T Bankshares Inc. (GA)	8	748,880	1.90%
10	Jones Bancshares L.P. (GA)	7	736,184	1.87%
11	Affinity Bancshares Inc. (GA)	3	629,923	1.60%
12	The First Bancshares (MS)	9	581,735	1.48%
13	First IC Corp. (GA)	5	580,578	1.48%
14	Georgia Banking Co. (GA)	2	576,999	1.47%
15	First American Bancorp (GA)	7	552,272	1.40%
16	**SouthCrest Financial Group Inc. (GA)**	**9**	**551,198**	**1.40%**
	Remaining 135 Institutions	441	24,762,251	62.9%
	Total for Community Banks in Georgia	**612**	**$ 39,360,384**	**100.0%**

Georgia-Headquartered Banks

Rk.	Institution (State)	Branch Count	Market Deposits ($000)	Market Share (%)
1	Synovus Financial Corp.	109	$ 22,325,543	27.2%
2	Ameris Bancorp	104	10,632,398	12.9%
3	United Community Banks Inc.	65	8,264,882	10.1%
4	Atlantic Capital Bcshs Inc.	3	2,419,381	2.94%
5	*Pro Forma Company*	*33*	*1,934,373*	*2.35%*
5	United Bank Corp.	18	1,578,491	1.92%
6	**Colony Bankcorp Inc.**	**24**	**1,383,175**	**1.68%**
7	Queensborough Co.	24	1,341,518	1.63%
8	Pinnacle Financial Corp.	22	1,218,864	1.48%
9	Piedmont Bancorp Inc.	12	1,206,782	1.47%
10	MetroCity Bankshares Inc.	8	1,014,101	1.23%
11	Morris State Bancshares Inc.	10	989,651	1.20%
12	Thomasville Bancshares Inc.	3	907,782	1.10%
13	WB&T Bankshares Inc.	8	748,880	0.91%
14	BankSouth Holding Co.	6	736,925	0.90%
15	Jones Bancshares L.P.	7	736,184	0.90%
20	**SouthCrest Financial Group Inc.**	**9**	**551,198**	**0.67%**
	Remaining 127 Institutions	419	26,168,146	31.8%
	Total For Georgia-Based Banks	**851**	**$ 82,223,901**	**100.0%**

Note: Data is shown pro forma for recently announced and completed acquisitions based on FDIC data as of June 30, 2020 per Bank-level Call Reports
(1) Community bank defined as having less than $10.0 billion in total assets and providing a full suite of consumer and commercial products, as of December 31, 2020
Source: S&P Global Market Intelligence

COLONY BANKCORP, INC.

8

DIVERSIFIED LOAN PORTFOLIO

Colony Bankcorp



11.4%
10.9%
15.7%
20.9%
13.7%
25.1%
2.3%

Loans ($000s)		
Construction & Land	$ 121,072	10.9%
1-4 Family	232,602	20.9%
Multifamily	26,084	2.35%
CRE - Income Producing	278,886	25.1%
CRE - Owner-Occupied	151,867	13.7%
C&I	174,322	15.7%
Consumer & Other	127,056	11.4%
Total	$ 1,111,889	100.0%

C&I + CRE - Owner-Occupied Loans:	**29.3%**
Total Commercial Loans:	**54.4%**
Q4 2020 Yield on Loans:	**5.12%**
Commercial RE / Total Capital	**274.1%**
Construction & Land / Total Capital	**77.9%**

SouthCrest Financial



6.9%
15.2%
10.8%
18.2%
18.6%
28.5%
1.8%

Loans ($000s)		
Construction & Land	$ 49,618	15.2%
1-4 Family	60,721	18.6%
Multifamily	6,023	1.84%
CRE - Income Producing	93,042	28.5%
CRE - Owner-Occupied	59,452	18.2%
C&I	35,129	10.8%
Consumer & Other	22,699	6.95%
Total	$ 326,684	100.0%

C&I + CRE - Owner-Occupied Loans:	**29.0%**
Total Commercial Loans:	**57.4%**
Q4 2020 Yield on Loans:	**4.79%**
Commercial RE / Total Capital	**283.7%**
Construction & Land / Total Capital	**94.7%**

Pro Forma Company



10.4%
11.9%
14.6%
20.4%
14.7%
25.9%
2.2%

Loans ($000s)		
Construction & Land	$ 170,690	11.9%
1-4 Family	293,323	20.4%
Multifamily	32,107	2.23%
CRE - Income Producing	371,928	25.9%
CRE - Owner-Occupied	211,319	14.7%
C&I	209,451	14.6%
Consumer & Other	149,755	10.4%
Total	$ 1,438,573	100.0%

C&I + CRE - Owner-Occupied Loans:	**29.2%**
Total Commercial Loans:	**55.1%**
Q4 2020 Yield on Loans:	**5.05%**
Commercial RE / Total Capital	**276.5%**
Construction & Land / Total Capital	**82.1%**

Note: Financial data as of December 31, 2020; Excludes purchase accounting adjustments
Source: S&P Global Market Intelligence; SCSG documents

COLONY BANKCORP, INC.

9

10 Deposits ($000s) Deposits ($000s) Deposits ($000s) Transaction Accounts 760,553$ 52.6% Transaction Accounts 391,117$ 65.7% Transaction Accounts 1,151,670$ 56.4% MMDA & Savings 422,860 29.3% MMDA & Savings 96,379 16.2% MMDA & Savings 519,239 25.4% Retail CDs 130,154 9.01% Retail CDs 58,452 9.81% Retail CDs 188,606 9.24% Jumbo CDs 131,460 9.10% Jumbo CDs 49,715 8.35% Jumbo CDs 181,175 8.88% Total 1,445,027$ 100.0% Total 595,663$ 100.0% Total 2,040,690$ 100.0% 22.6% 21.9% 22.4% 77.4% 78.1% 77.6% 0.29% 0.46% 0.34% 0.23% 0.36% 0.26%Q4 2020 Cost of Deposits: Q4 2020 Cost of Deposits: Q4 2020 Cost of Deposits: Total Noninterest-bearing Deposits: Total Noninterest-bearing Deposits: Total Noninterest-bearing Deposits: Q4 2020 Cost of Int-bearing Deposits: Q4 2020 Cost of Int-bearing Deposits: Q4 2020 Cost of Int-bearing Deposits: Total Interest-bearing Deposits: Total Interest-bearing Deposits: Total Interest-bearing Deposits: 52.6% 29.3% 9.0% 9.1% 65.7% 16.2% 9.8% 8.3% 56.4% 25.4% 9.2% 8.9% Note: Financial data as of December 31, 2020; Jumbo CDs defined as time deposit accounts greater than $100,000; Excludes purchase accounting adjustments Source: S&P Global Market Intelligence; SCSG documents STRONG CORE DEPOSIT FRANCHISE Colony Bankcorp SouthCrest Financial Pro Forma Company

TRANSACTION OVERVIEW

Deal Structure	▪ SCSG to merge with and into CBAN; SouthCrest Bank, N.A. to merge with and into Colony Bank
Per Share Consideration (1)	▪ 0.7318 of shares of CBAN stock or $10.45 in cash
Per Share Consideration Mix	▪ 72.5% Stock / 27.5% Cash
Indicative Price Per Share (2)	▪ $10.83
Transaction Value (2)(3)	▪ $84.0 million
Pro Forma Ownership	▪ Approximately 70% CBAN / 30% SCSG
Valuation Multiples (3)	▪ Price-to-Tangible Book Value (4): 140.4% ▪ Price-to-2020 EPS: 13.6x ▪ Price-to-2021 Est. EPS: 12.0x ▪ Price-to-2021 Est. EPS after CS's (5): 7.1x ▪ Core Deposit Premium (6): 4.43%
Management and Board	▪ Brian D. Schmitt (SCSG President, CEO & Director) and Harold W. Wyatt, III (SCSG Chairman) expected to join the Board of Directors of CBAN ▪ Key SCSG senior management expected to join CBAN in senior roles
Target Closing and Approvals	▪ Anticipated close late third quarter / early fourth quarter 2021 ▪ Subject to regulatory approval and customary closing conditions

(1) Per the merger agreement for SCSG's common equivalent stock outstanding

(2) Based on CBAN's stock price of $15.00 per share as of April 21, 2021; Indicative Price per Share calculated as (72.5% x 0.7318 x $15.00) + (27.5% x $10.45) = $10.83

(3) Based on 7,516,464 shares of SCSG's common equivalent stock outstanding (includes restricted shares and 1,638,596 common shares assuming the conversion of the existing Series D and Series AAA preferred stock into common stock on a 1:1 basis) and includes the cash out value of 252,500 stock options with a weighted average exercise price of $7.22 and 173,500 phantom shares (both cashed out at $10.45 per share)

(4) Assumes the conversion of SCSG's Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis as of December 31, 2020 and adjustments made to reflect the Q1 2021 $4.0 million share repurchase (412,371 shares) of Series D convertible preferred stock

(5) Assumes 100% of projected annual cost savings are realized, tax-effected at a 21% effective corporate tax rate

(6) Core deposits defined as total deposits less time deposit accounts greater than $100,000

Note: Based on financial data as of December 31, 2020; Source: S&P Global Market Intelligence; SCSG documents; Internal estimates

COLONY BANKCORP, INC.

11

12 Estimated Cost Savings Earnings Estimates Transaction Expenses Credit Mark Core Deposit Intangible Other Assumptions  $6.4 million pre-tax savings (~36.6% of noninterest expense); approximately 7.9% of combined 2021 estimated noninterest expenses  25% realization of cost savings in 2021 and 100% per year thereafter  $7.7 million pre-tax expenses  9.2% of transaction value  Loan mark of approximately 1.50% on gross loans  CDI of $2.7 million, amortized on an accelerated basis over 10 years  0.50% of core deposits  $0.2 million mark-down on OREO, or 50% of SCSG’s OREO balance  $1.0 million mark-up on fixed assets, or 12.2% of SCSG’s fixed assets balance  Significant revenue synergy opportunities identified, but none modeled (1) Marks based on December 31, 2020 balances (2) Core deposits defined as total deposits less time deposit accounts greater than $100,000 Source: S&P Global Market Intelligence; SCSG documents; Internal estimates  CBAN projections based on consensus analyst estimates  SCSG projections made in conjunction with management TRANSACTION ASSUMPTIONS (1)(2) (1) (1)

13 (1) CBAN 2022 EPS based consensus analyst EPS estimates of $1.58 per share and CBAN 2023 EPS based on 5.99% per share growth; Assumes cost savings are fully phased-in 2022 and 2023 (2) Includes full impact of one-time merger expenses (3) Pro forma at closing, including the estimated impact of purchase accounting as described on the previous page (4) Assumes the conversion of SCSG’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis as of December 31, 2020 and adjustments made to reflect the Q1 2021 $4.0 million share repurchase (412,371 shares) of Series D convertible preferred stock Source: S&P Global Market Intelligence; SCSG documents; Internal estimates SUMMARY FINANCIAL IMPACT ~24% Internal Rate of Return Attractive Return ~ 8% Leverage Ratio ~ 9.5% CET1 Ratio ~ 12.0% RBC Ratio Pro Forma Capital Impact (2)(3)(4) Less than 4.0 Years TBV Earn Back Period (2)(3)(4) + 24% 2022 EPS Accretion + 24% 2023 EPS Accretion Significant EPS Accretion (1)

14  Both banks have an established and friendly relationship  Heath Fountain, CEO of CBAN, and Brian Schmitt, CEO of SCSG, were both executives at HeritageBank of the South prior to its sale to Renasant Corporation in 2015  Multiple discussions about potential merger opportunities since 2018  Colony sold its Thomaston, GA branch to SouthCrest in December 2020  Merger discussions began in February 2021  Similar cultures, leadership and strategic vision have streamlined the merger process BACKGROUND

15  Significant engagement between senior management  Extensive, well-tested due diligence approach  Engagement of third-party advisors  Key focus areas: Credit Quality, Operations, IT, Legal, Compliance, HR, and Regulatory  Comprehensive internal and third-party review of a significant portion of the loan portfolio, including:  70% of loans (internal review); 25% of loans (third-party review)  100% of OREO (internal review)  Reviewed all major contracts and vendor relationships  Deep dive into compliance, BSA/AML, CRA and audit programs  Validated financial and strategic fit DUE DILIGENCE PROCESS

16 $1,232,755 $1,251,878 $1,515,313 $1,763,974 $1,763,974 $2,479,064 2017 2018 2019 2020 2021 PROVEN TRACK RECORD OF FRANCHISE ENHANCEMENT Note: Dollar values in thousands; Financial data as of December 31, 2020 (1) 5-Year CAGR based on FY 2015 actuals to FY 2021 pro forma combined total assets (2) Pro forma FY 2021 total assets based on combined December 31, 2020 actuals; Excludes purchase accounting adjustments Source: S&P Global Market Intelligence; CBAN documents (2) SouthCrest Financial Group, Inc. ($715.1M in assets) February 2020 Acquired East Georgia Homebuilder loan portfolio ($47M in loans) May 2019 Acquired LBC Bancshares ($207M in assets) Acquired PFB Mortgage (>$100M in loan production in 2019) October 2018 Acquired 1 Branch from Planters First ($20M in loans, $10M in deposits) 2017 – 2021 Total Assets ($000)

17 UNMODELED SYNERGIES UNMODELED SYNERGIES PERSONAL LENDING: Colony has a more robust suite of personal lending products CONSUMER MORTGAGE: SouthCrest currently refers these to an unrelated third-party SBA AND GOVERNMENT GUARANTEED LOANS: SouthCrest currently refers these loans to other lenders

18 NASDAQ: CBAN